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COLUMBIA INSURANCE CORPORATION, LTD.                                  EXHIBIT 3
INTERIM REPORT RULE 24   File No. 70-8905
PREMIUM ALLOCATION MODEL FOR THE PERIOD 7/1/01-12/31/01
Total CICL Premium Allocation


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
                      Lead-in                                   Paid
Policy                loss                                    losses    OSLR at         IBNR at         Total        Total
  Year                reserves                             in period    12/31/01        12/31/01       reserve      incurred
                                                     Premium Account   2,800,000        2,580,000     5,380,000
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

                                                                         Weighting      Weighting
                                                                        --------------------------------
                                                            Exposure     80.00%            1
                                                                Loss     20.00%            0
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
                                                            LIABILITY          ALL-RISK         TOTAL
KEY                   OPERATING COMPANY                     PREMIUM            PREMIUM          PREMIUM
==================================================================================================================
CKY         Columbia Gas of Kentucky, Inc.                $   55,988              3,851             59,839
CMD         Columbia Gas of Maryland, Inc.                $   13,428              1,270             14,698
COH         Columbia Gas of Ohio, Inc.                    $  463,321             45,307            508,628
COS         Columbia Gas of Virginia                      $   85,820              7,726             93,546
CPA         Columbia Gas of Pennsylvania                  $  176,683             11,539            188,222
TCO         Columbia Gas Transmission Corp                $  474,311            722,741          1,197,052
CGT         Columbia Gulf Transmission Co                 $   92,907            206,998            299,905
CNR         Columbia Energy Resources, Inc.               $   33,994                546             34,540
CES         Columbia Energy Services                      $       --                  0                 --
PLP         Columbia Propane Corporation LP               $       --                  0                 --
CPC         Columbia Propane Corporation                  $    2,240             28,603             30,843
PET         Columbia Petroleum Corporation                $       --                  0                 --
CLG         Columbia LNG Corporation                      $       --                  0                 --
CNS         Columbia Network Services                     $    2,240                  0              2,240
CAT         Columbia Atlantic Trading Corporation         $    2,240                  0              2,240
CPL         Columbia Pipeline Corp                        $    2,240                  0              2,240
CFC         Columbia Finance Corp                         $    2,240                  0              2,240
CEC         Columbia Electric Corporation                 $       --                  0                 --
CS          Columbia Energy Group Service                 $       --                  0                 --
CG          Columbia Energy Group - Parent                $    2,240                  0              2,240
TCC         Columbia Energy Group Capital                 $    2,240                  0              2,240
CTC         Columbia Transmission Comm Co                 $       --             21,552             21,552
CTL         Columbia Transcom                             $    2,240                  0              2,240
CNS         Columbia Microwave                            $       --              3,280              3,280
NCS         NiSource Corporate Services                   $   54,057             17,192             71,249
NSI         NiSource Inc.                                 $    2,240                  0              2,240
NIP         NIPSCO - Electric Merchant                    $  329,870            815,071          1,144,941
NIP         NIPSCO - Electric Distribution                $  162,218            226,303            388,521
NIP         NIPSCO - Gas Distribution                     $  466,215            157,467            623,682
NDC         NiSource Development                          $    2,240              5,915              8,155
NES         NI Energy Services                            $    2,303                  0              2,303
NET         NiSource Energy Technologies                  $    2,240                  0              2,240
KGF         Kokomo Gas                                    $   23,870              4,084             27,954
NIF         NO. IN. Fuel & Light                          $   25,735                800             26,535
BSG         Bay State Gas                                 $  285,092             28,149            313,241
NPG         NiSource Pipeline Group                       $   12,133              2,110             14,243
EUS         Energy USA                                    $    9,152              5,348             14,500
PEI         Primary Energy                                $    8,261            150,677            158,938
IWC         IWC Resource                                  $       --            113,471            113,471
                                                          ----------         ----------         ----------
                                                          $2,800,000          2,580,000         $5,380,000
                                                          ==========         ==========         ==========
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